UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 11, 2006
Date of Report (Date of earliest event reported)
AMH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-115543	16-1693178
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 11, 2006, AMH Holdings II, Inc. (“AMH II”), AMH Holdings, Inc., Associated Materials Holdings, Inc. and Associated Materials Incorporated (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Michael Caporale, Jr.
Under the terms of the Separation Agreement, Mr. Caporale’s employment with the Company will terminate on June 30, 2006 (the “Termination Date”). Until the Termination Date, Mr. Caporale shall remain employed by the Company in accordance with the terms of the Amended and Restated Employment Agreement, dated as of July 31, 2004, between the Company and Mr. Caporale (the “Employment Agreement”). Mr. Caporale shall continue to receive his base salary at the rate currently in effect until the Termination Date. Mr. Caporale will remain as a member of the Company’s Board of Directors (the “Board”) through December 31, 2006, serving in the capacity of Non-Executive Chairman of the Board. From the Termination Date until the earlier of December 31, 2006 or the date, if any, on which Mr. Caporale accepts full time salaried employment with any third party, the Company will pay Mr. Caporale a fee of $10,000 per month as complete and total compensation for his duties as a member of the Board and in consideration of his entering into the Separation Agreement. After December 31, 2006, Mr. Caporale may continue to serve as a member of the Board at the discretion of the Company’s respective stockholders.
Under the terms of the Separation Agreement, Mr. Caporale will receive severance payments totaling $2,000,000 that will be paid over two years beginning on July 1, 2006 (the “Severance Period”). The Company will continue to provide Mr. Caporale with the medical and dental benefits he currently receives throughout the Severance Period, at the same rate of employee and Company shared costs of such coverage as are in effect from time to time for active employees of the Company. To the extent bonuses are payable to the top five most senior executives of the Company for fiscal year 2006, Mr. Caporale will be entitled to receive one-half of the incentive bonus that would have been payable to him under the terms of the Board approved incentive bonus policy for such executives. The payments received by Mr. Caporale under the Separation Agreement shall be in lieu of any other severance-related payments to which Mr. Caporale could claim entitlement, including without limitation, severance-related payments under the Employment Agreement.
Under the terms of the Separation Agreement, at any time prior to December 31, 2006, Mr. Caporale shall be entitled to exercise options to purchase shares of Class B, Series II (Non-Voting) Common Stock of AMH II, the Company’s indirect parent that are vested on the Termination Date, notwithstanding any provisions contained in the Stock Option Award Agreement, dated September 4, 2002, between Mr. Caporale and AMH Holdings, Inc. that state that Mr. Caporale will have 90 days from the termination of employment to exercise such options. In the event those options are exercised, AMH II shall have the right to repurchase the shares issued upon exercise on June 30, 2007 for an aggregate purchase price equal to the lesser of (1) $2,000,000 or (2) the fair market value of such shares as determined in good faith by the Board of Directors of AMH II. Should the fair market value of the shares be less than $1,500,000, Mr. Caporale is entitled to defer the date of such repurchase to December 31, 2007 and the repurchase price shall be recalculated as of that date. Should the repurchase be deferred until December 31, 2007, the aggregate purchase price remains subject to the $2,000,000 limitation.
The Separation Agreement includes non-competition, non-solicitation, confidentiality, other restrictive covenants and a general release.
A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
Pursuant to the Separation Agreement, the Employment Agreement will be terminated in conjunction with Mr. Caporale’s departure. The disclosure contained under item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document
10.1	Separation Agreement and General Release, dated as of April 11, 2006, by and among AMH Holdings II, Inc., AMH Holdings, Inc., Associated Materials Holdings, Inc., Associated Materials Incorporated and Michael Caporale, Jr.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, INC.
DATE: April 14, 2006	By:	/s/ D. Keith LaVanway
D. Keith LaVanway
Vice President – Finance, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated as of April 11, 2006, by and among AMH Holdings II, Inc., AMH Holdings, Inc., Associated Materials Holdings, Inc., Associated Materials Incorporated and Michael Caporale, Jr.